Exhibit 99.1

Contact:	Patrick J. Sullivan, Chairman, President, & CEO
Anne Rivers, Investor Relations
Jeff Keene, Healthcare Media
Cytyc Corporation: 978-266-3010
www.cytyc.com

David Walsey
Media: Greg Tiberend
The Ruth Group: 646-536-7029

Shanti Skiffington/Wendy Williams
Schwartz Communications: 781-684-0770

FOR IMMEDIATE RELEASE

NEW MEMBER ELECTED TO CYTYC CORPORATION

BOARD OF DIRECTORS

Boxborough, MA, November 21, 2003 — Cytyc Corporation (Nasdaq:CYTC) today announced the addition of Marla S. Persky to the Company’s Board of Directors and the resignation of Anna S. Richo, who has served as a Director since 1998. Ms. Richo’s resignation follows her acceptance of a new position with increased responsibilities at Amgen Inc.

Ms. Persky is the deputy general counsel of Baxter Healthcare Corporation, the principal domestic operating subsidiary of Baxter International Inc. (NYSE: BAX), a position she has held since 2001. Ms. Persky has held a number of key legal and executive roles since joining Baxter in 1986, including general counsel for Baxter’s Renal Business Group, and general manager of Althin Medical Inc., an acquired business that she helped to run and integrate. Prior to joining Baxter, Ms. Persky was an attorney with Lurie, Sklar & Simon Ltd., where she specialized in healthcare litigation and product liability defense. Ms. Persky received her undergraduate degree from Northwestern University and her law degree from Washington University School of Law in St. Louis, Missouri.

“I would like to express our sincere appreciation for the insightful and dedicated service that Anna Richo has provided to the Company during her tenure as a Director. We wish her well in her new role as vice president, associate general counsel, law, at Amgen Inc.,” said Patrick J. Sullivan, Cytyc Corporation’s chairman, president, and chief executive officer. “At the same time, we are delighted that Marla Persky has agreed to serve on Cytyc’s Board of Directors. Her significant experience in the medical device industry and her operational experience and well-honed legal skills will strengthen the Board and help guide the Company to continued growth and success.”

Baxter Healthcare Corporation is the principal domestic operating subsidiary of Baxter International Inc. (NYSE: BAX). Baxter International Inc., through its subsidiaries, assists health care professionals and their patients with treatment of complex medical conditions, including cancer, hemophilia, immune disorders, kidney disease and trauma. The company applies its expertise in medical devices, pharmaceuticals and biotechnology to make a meaningful difference in patients’ lives.

Cytyc Corporation designs, develops, manufactures, and markets the ThinPrep® System for use in medical diagnostic applications primarily focused on women’s health. The ThinPrep System is widely used for cervical cancer screening and is the platform from which the Company has launched its expansion into breast cancer risk assessment with the FirstCyte™ Breast Test. The ThinPrep System consists of the ThinPrep® 2000 Processor, ThinPrep® 3000 Processor, ThinPrep® Imaging System, and related reagents, filters, and other supplies. Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC.

Cytyc and ThinPrep are registered trademarks of Cytyc Corporation. FirstCyte is a trademark of Cytyc Corporation for which registration has been applied.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to the Company’s financial condition, operating results and future economic performance, and management’s expectations regarding future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and proprietary technology, uncertainty of product development efforts, product acceptance, management of growth, risks associated with litigation, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and any healthcare reimbursement policies, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including under the heading “Certain Factors Which May Affect Future Results” in its 2002 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.